                                  EXHIBIT 10.14


                      COLLATERAL FEE AND SECURITY AGREEMENT

   This Collateral Fee and Security Agreement (this "Agreement") is made and entered into this 17th day of March, 2003, by CATALYST INTERNATIONAL, INC., a Delaware corporation (the "Company") and the individuals listed as security holders on the signature page hereof (individually, a "Securityholder" and collectively, the "Securityholders").

                                   BACKGROUND:
   The Company has received a revolving facility in the principal amount of One Million Dollars ($1,000,000.00) (the "Credit Facility") from the First National Bank of Muscatine, Muscatine, Iowa (the "Bank"). In connection with the Credit Facility, the Company granted to the Bank a security interest in certain of the Company's assets, including the Company's Accounts (as defined below), as security for the Credit Facility. The Securityholders are shareholders in the Company and have agreed to pledge securities owned by them in favor of the Bank in order to provide additional security for the Company's obligation under the Credit Facility. The Company has agreed to pay to the Securityholders a fee for pledging such securities and also to grant the Securityholders a security interest in the Company's Accounts, which security interest shall be subordinate to the security interest of the Bank. The Bank has also agreed to assign its security interest in the Company's assets upon termination of the Credit Facility as described below. The parties desire to set forth their agreements in this Agreement.

   NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

Pledge of Securities and Collateral Fee. Each of the Securityholders has agreed to pledge to the Bank securities (collectively, the "Pledged Securities") having a fair market value as of the date hereof approximating the amount set forth opposite such Securityholder's name on Exhibit A attached hereto. In consideration for the Securityholders' agreement to provide such pledge to the Bank, the Company agrees to pay in cash to each of the Securityholders a fee, calculated annually, equal to the product of (i) three and one-half percent (3 1/2 %) and (ii) the amount set forth opposite such Securityholder's name on Exhibit A attached hereto. Such fee shall be paid monthly and shall be prorated for each partial month that the pledge of the Pledged Securities by the Securityholders is in effect with the Bank. The Company shall have the right at any time and from time to time to request that the Bank release the pledge of the Pledged Securities of any of the Securityholders and, if the Bank agrees to said release, then effective upon such release, the fee payable by the Company to any Securityholder whose Pledged Securities has been released by the Bank, shall terminate. The Company and the Securityholders each acknowledge and agree that the fee payable by the Company under this Section 1 is fair and reasonable compensation for the agreement of the Securityholders to provide the pledge of Pledged Securities to the Bank, and are less than the fees that the Company would pay for similar collateral provided by third parties. Any Securityholder may waive his right to the fee upon notice to the Company.

Grant of Security Interest. As additional security for the agreement of the Securityholders to pledge the Pledged Securities under Section 1, above, the Company hereby grants to the Securityholders a security interest in all of the Company's Accounts, and all additions and accessions thereto and all Proceeds (as defined below) and products of any of the foregoing, wherever located (for purposes hereof, the foregoing assets of the Company are referred to herein collectively as the "Collateral"). For purposes hereof, "Accounts" shall have the meaning assigned thereto by the Uniform Commercial Code as adopted by and in effect in the State of Wisconsin, as the same may be amended or enacted from time to time (the "UCC") and shall additionally include, but not be limited to, all books and records, data processing cards, tapes, tabulating runs, programs and similar material evidencing, securing or relating thereto and in each case whether now owned or hereafter acquired or wherever located. For purposes hereof, "Proceeds" shall have the meaning assigned thereto by the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance policy, indemnity, warranty or guaranty payable to any Securityholder from time to time with respect to any of the Collateral and (ii) any and all payments in any form whatsoever, made or payable to a Securityholder from time to time in connection with any of the Collateral. The Securityholders acknowledge and agree that the security interest granted under this Section 2 shall: (i) remain in full force and effect with respect to each Securityholder until the earlier of, (A) the date that all obligations due the Bank from the Company have been paid in full and the Credit Facility has been terminated, or
(B) the date that the Bank releases its interest in the

Pledged Securities of such Securityholder, and (ii) be subordinate and junior to the security interest of the Bank in and to the Collateral.

Execution of Additional Documents by Securityholders. By the execution of this Agreement, each of the Securityholders agrees to execute and deliver to the Bank any and all documentation reasonably requested by the Bank in order to evidence the subordination of the security interest granted in Section 2, above, or otherwise to memorialize the agreements between the Bank and the Company, and among the Bank and the Securityholders. Each of the Securityholders further agrees to execute any and all documents requested by the Company for tax or other regular filings required to be made by the Company.

Appointment of Agent. By his execution below, each of the Securityholders hereby appoints Terrence L. Mealy and William G. Nelson, or either of them (individually an "Agent" and collectively the "Agents") to take any of the following actions on behalf of the Securityholders as may be required under this
Agreement:


to exercise rights upon a Default (as defined below), including, but not limited to, the execution of any and all documents required consistent with the actions permitted under Section 5, below;

accept notices and receive communications on behalf of the Securityholders; and

take any and all actions necessary in the judgment of the Agents for the accomplishment of the foregoing. Each Securityholder will be bound by all actions taken and documents executed by the Agents in connection with any of the foregoing matters. In performing the functions specified in this Section 4, the Agents will not be liable to any Securityholder in the absence of fraud or willful misconduct on the part of the Agents. If either of the Agents shall resign or become unable to fulfill his duties, then Roy J. Carver or Douglas B. Corder will be a replacement Agent and will have all powers and authority of an Agent hereunder.

Rights of the Securityholders. Upon the occurrence and during the continuance of a Default (as defined below) either of the Agents, acting for the benefit of the Securityholders, shall have all rights and remedies for Default provided by the UCC, as well as any other applicable law. Without limiting the foregoing, either of the Agents may (i) enter into any premises where any of the Collateral may be located, and take possession of the Collateral, all in accordance with applicable law; and (ii) dispose of the Collateral in accordance with applicable law. The Securityholders acknowledge and agree that all rights and remedies of the Agents are subject to and subordinated to the rights of the Bank in and to the Collateral. In connection with the exercise of any rights or remedies of the Securityholders under this Section 6, the Company shall reimburse the Securityholders for all reasonable expenses incurred by the Securityholders in protecting or enforcing their rights under this Agreement, including, but not limited to, reasonable fees of attorneys, legal assistants or paralegals; all expenses of taking possession, holding, arranging for a disposition of and disposing of the Collateral; and all expenses and costs in connection with any proceeding under applicable bankruptcy law. For purposes hereof, a "Default" shall be deemed to exist if either of the following events shall occur: (i) there shall be a default or event of default under the documents executed and delivered in connection with the Credit Facility and the Bank shall have taken action to foreclose on its lien on the Company's Accounts or (ii) the Bank shall have taken action to sell any of the Pledged Securities. Upon payment of the Credit Facility by the securityholders, the Bank's security interest in the Company's assets.


Disclosure of this Agreement. Each party acknowledges and agrees that the Company may be required to disclose the contents of this Agreement in connection with securities or other filings that the Company may make from time to time and accordingly, each of the parties hereby consents to any and all such disclosure.

Pledge of Additional Securities. Each of the Securityholders agrees that to the extent the fair market value of the Pledged Securities pledged by such Securityholder becomes less than the amount set forth opposite such Securityholder's name on Exhibit A attached hereto, such Securityholder will, from time to time, pledge to the Bank additional listed securities so that the aggregate value of the Pledged Securities pledged by such Securityholder equals or exceeds the amount set forth opposite such Securityholder's name on Exhibit A attached hereto. All such additional securities shall be pledged on a prorata basis based on the percentages listed for each Securityholder on Exhibit A attached hereto.

Prorata Liability of Securityholders. The Securityholders and the Bank have agreed that to the extent that the Bank is required to sell the Pledged Securities to pay obligations of the Company owed to the Bank, the Pledged Securities shall be sold on a prorata basis based on the percentages for each Securityholder listed in Exhibit A attached hereto so that each Securityholder will bear his proportionate liability to the Bank based on such percentages.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard for principles of conflicts of law thereunder.

Successors and Assigns. This Agreement binds the parties hereto, and their respective successors and assigns.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         12. Opportunity For Advice. Each of the undersigned acknowledge that they have been given the opportunity to obtain independent legal advice concerning the interpretation of this agreement and that they are executing this Agreement solely in reliance upon their own knowledge, belief and judgment, and not upon any representation made by any of the other parties, or others acting on their behalf.
   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                CATALYST INTERNATIONAL, INC.



                                    By: /s/ David H. Jacobson
                                        ----------------------------------------
                                        Executive Vice President and CFO (Title)


                                        SECURITYHOLDERS:

                                        /s/ Terrence L. Mealy
                                        ----------------------------------------
                                        Terrence L. Mealy

                                        /s/ Douglas B. Coder
                                        ----------------------------------------
                                        Douglas B. Coder

                                        /s/ Roy J. Carver
                                        ----------------------------------------
                                        Roy J. Carver

                                        /s/ William G. Nelson
                                        ----------------------------------------
                                        William G. Nelson

                                        /s/ James G. Stowers
                                        ----------------------------------------
                                        James G. Stowers

   By its execution below, the Bank hereby acknowledges receipt of this Agreement and agrees to its terms as of the date set forth above.

                                         THE FIRST NATIONAL BANK OF MUSCATINE


                                         By:    /s/ D. Scott Ingstad
                                            ------------------------------------
                                            D. Scott Ingstad, President/CEO



                                    Exhibit A

                      PLEDGED SECURITIES OF SECURITYHOLDERS




                                      Fair Market Value              Pro-Rata
     Name of Securityholder         of Pledged Securities           Percentage
     ----------------------         ---------------------           ----------

Terrence L. Mealy                       $500,000                         50%

Douglas B. Coder                        $125,000                         12 1/2%

Roy J. Carver                           $250,000                         25%

William G. Nelson                       $ 75,000                          7 1/2%

James G. Stowers                        $ 50,000                          5%